Exhibit No. (21)

KIMBERLY-CLARK CORPORATION

CONSOLIDATED SUBSIDIARIES

The following list includes certain companies that were owned directly or indirectly by Kimberly-Clark Corporation, a Delaware corporation, Dallas, Texas, as of December 31, 2003.

This list includes all subsidiaries. The place of incorporation or organization is next to the name of the company.

Consolidated Subsidiaries

1194127 Ontario Inc., Ontario Canada
Abdelia Comercial Ltda., Brazil
Andrex Limited, United Kingdom
*	Arabian Medical Products Manufacturing Company, Saudi Arabia
Avent, Inc., Delaware
Avent de Honduras, S.A. de C.V., Honduras
Avent, S.A. de C.V., Mexico
Avent Slovakia, Inc., Delaware
Avent Slovakia s.r.o., Slovakia
Ballard Medical Products, Utah
Ballard Medical Products (Canada) Inc., Ontario, Canada
Balmoral Participacoes Ltda., Brazil
Beco, Inc., Wisconsin
Bonster S.A., Luxembourg
Cape Chignecto Lands Limited, Nova Scotia, Canada
*	Carlkim (Proprietary) Limited, South Africa
*	Carlton Paper Products (Proprietary) Limited, South Africa
*	Carlton Paper of South Africa (Proprietary) Limited, South Africa
Celulosa de Turrialba, S.A., Costa Rica
*	City Land Corporation (Proprietary) Limited, South Africa
*	Colombiana Kimberly Colpapel S.A., Colombia
Delaware Overseas Finance, Inc., Delaware
Durafab, Inc., Texas
ELF 1 Papier GmbH, Germany
Excell Paper Sales Co., Pennsylvania
Excell Paper Sales LLC, Delaware
*	Fisbra Industria e Comercio de Produtos Higienicos Ltda., Brazil
*	Gerinconfort Industria e Comercio de Produtos Higienicos Ltda., Brazil
*	H-K Overseas Holland B.V., Netherlands
Hakle Kimberly Deutschland GmbH, Germany
Hakle Kimberly Papiervertriebs GmbH, Austria
Hakle-Kimberly Switzerland GmbH, Switzerland
Hercules Global Investments, Cayman Islands
Historic Hospitality Investments LLC, Texas

*	Hogla Kimberly Limited, Israel
*	Hogla Kimberly Marketing Limited, Israel
Hopewell International Insurance Ltd. (Inactive), Bermuda
Housing Horizons, LLC, Texas
*	Industrial Helvetia S.A., Chile
Industrial Mimosa S.A., Uruguay
K-C Advertising, Inc., Delaware
K-C Equipment Finance L.P., United Kingdom
K-C Financial Services Investment Company, Delaware
K-C Guernsey I Ltd., Isle of Guernsey
K-C Guernsey II Ltd., Isle of Guernsey
K-C Handelsgesellschaft MbH, Austria
K-C Holder Spain S.L., Spain
K-C Nevada, Inc., Nevada
Kalayaan Land Corporation, Philippines
KC Tower Corporation, Delaware
*	KCA Retirement Fund Pty. Limited, Australia
KCC Comercial Ltda., Brazil
*	K.C.S.A. Holdings (Proprietary) Limited, South Africa
*	Kimberly Bolivia S.A., Bolivia
Kimberly-Clark (Barbados) Holding Ltd., Barbados
Kimberly-Clark (China) Investment Co., Ltd., People’s Republic of China
Kimberly-Clark (Cyprus) Ltd., Cyprus
Kimberly-Clark (Hong Kong) Ltd., Hong Kong
Kimberly-Clark AB, Sweden
Kimberly-Clark Argentina S.A., Argentina
Kimberly-Clark Argentina Holdings S.A., Argentina
Kimberly-Clark Asia Holdings Pte. Ltd., Singapore
Kimberly-Clark Asia Pacific Pte. Ltd., Singapore
Kimberly-Clark Australia Finance Pty. Limited, Australia
Kimberly-Clark Australia Holdings Pty. Limited, Australia
Kimberly-Clark Australia Consolidated Holdings Pty. Limited, Australia
Kimberly-Clark Australia Pty. Limited, Australia
Kimberly-Clark B.V., Netherlands
Kimberly-Clark Bahrain Holdings S.P., Bahrain
Kimberly-Clark Brasil Holdings Limitada, Brazil
Kimberly-Clark Canada Holdings, Inc., Ontario, Canada
Kimberly-Clark Canada Inc., Ontario, Canada
Kimberly-Clark Canada Inc. Kanadischen Rechts & Company KG, Germany
Kimberly-Clark Canada Services Corporation, Ontario, Canada
Kimberly-Clark Cayman Islands Company, Cayman Islands
Kimberly-Clark Cayman Islands Finance Company, Cayman Islands
Kimberly-Clark Cayman Islands Holding Company, Cayman Islands
Kimberly-Clark CBG (Handan) Hygienic Products Co., Ltd., People’s Republic of China
Kimberly-Clark CBG Hygienic Products Company Limited, Chengdu, People’s Republic of China
*	Kimberly-Clark Central American Holdings, S.A., Panama

Kimberly-Clark Chengdu Hygienic Products Services Company Ltd., People’s Republic of China
*	Kimberly-Clark Chile S.A., Chile
Kimberly-Clark Colombia Limitada, Colombia
*	Kimberly-Clark de Centro America, S.A., El Salvador
Kimberly-Clark Denmark Holdings ApS, Denmark
Kimberly-Clark do Brasil Limitada, Brazil
*	Kimberly-Clark Dominicana, S.A., Dominican Republic
Kimberly-Clark Dublin Finance Limited, United Kingdom
*	Kimberly-Clark Ecuador, S.A., Ecuador
Kimberly-Clark Europe Limited, United Kingdom
Kimberly-Clark European Investment B.V., Netherlands
Kimberly-Clark European Services Limited, United Kingdom
Kimberly-Clark Far East Pte. Limited, Singapore
Kimberly-Clark Finance Ltd., United Kingdom
Kimberly-Clark Financial Services, Inc., Tennessee
Kimberly-Clark Foreign Sales Corporation B.V., Netherlands
Kimberly-Clark Forestal S.A., Spain
Kimberly-Clark Foundation, Inc., Wisconsin
Kimberly-Clark France Operations, France
Kimberly-Clark Global Finance Ltd., Bermuda
Kimberly-Clark Global Partnership, L.P., Texas
Kimberly-Clark Global Sales, Inc., Delaware
*	Kimberly-Clark Guatemala S.A., Guatemala
Kimberly-Clark Hellas EPE, Greece
Kimberly-Clark Holding Limited, United Kingdom
Kimberly-Clark Holland Holdings B.V., Netherlands
Kimberly-Clark Inc., Ontario, Canada
Kimberly-Clark Integrated Services Corporation, Delaware
Kimberly-Clark International Services Corporation, Delaware
Kimberly-Clark International, S.A., Panama
Kimberly-Clark Investment Corporation, Panama
Kimberly-Clark Irish Finance Corporation Limited, United Kingdom
*	Kimberly-Clark Kenko Industria e Comercio Ltda., Brazil
Kimberly-Clark Latin America, Inc., Delaware
Kimberly-Clark Latin America Investments, Inc., Delaware
Kimberly-Clark Lda., Portugal
Kimberly-Clark Limited, United Kingdom
Kimberly-Clark Luxembourg S.a.r.l., Luxembourg
Kimberly-Clark Luxembourg Holdings S.a.r.l., Luxembourg
Kimberly-Clark Malta Investment Company Limited, Malta
Kimberly-Clark Malta Holding Company Limited, Malta
Kimberly-Clark Manufacturing (Thailand) Limited, Thailand
Kimberly-Clark Mediterranean Finance Company Ltd., Malta
Kimberly-Clark Michigan, Inc., Delaware
Kimberly-Clark N.V., Belgium
Kimberly-Clark Netherlands Holdings B.V., Netherlands
Kimberly-Clark North Asia Co., Ltd., South Korea

Kimberly-Clark 000, Russia
Kimberly-Clark Pacific Finance Company, Cayman Islands
Kimberly-Clark Pacific Holdings Pty Limited, Australia
Kimberly-Clark Paper (Guangzhou) Company Limited, People’s Republic of China
Kimberly-Clark Paper (Shanghai) Company Limited, People’s Republic of China
Kimberly-Clark Paraguay S.A., Paraguay
Kimberly-Clark Patriot Holdings, Inc., Cayman Islands
Kimberly-Clark Pension Trusts Ltd., United Kingdom
Kimberly-Clark Pennsylvania, LLC, Delaware
Kimberly-Clark Personal Hygienic Products (Nanjing) Co. Ltd., People’s Republic of China
Kimberly-Clark Personal Hygienic Products Company Limited, Beijing, People’s Republic of China
*	Kimberly-Clark Peru S.A., Peru
Kimberly-Clark PHC International, Inc., Delaware
*	Kimberly-Clark Philippines Inc., Philippines
Kimberly-Clark Philippine Holdings, Inc., Philippines
Kimberly-Clark Poland Sp. z.o.o., Poland
Kimberly-Clark Poland Holdings Sp. z.o.o., Poland
Kimberly-Clark Products (Malaysia) Sdn. Bdh., Malaysia
*	Kimberly-Clark Pudumjee Limited, India
Kimberly-Clark Puerto Rico, Inc., Delaware
Kimberly-Clark Pulp, Inc., Delaware
Kimberly-Clark S.A., Poland
*	Kimberly-Clark SID, S.A., Dominican Republic
Kimberly-Clark S.L., Spain
Kimberly-Clark S.N.C., France
Kimberly-Clark S.p.A., Italy
Kimberly-Clark s.r.l., Italy
Kimberly-Clark s.r.o., Czech Republic
Kimberly-Clark SUD, S.p.A., Italy
Kimberly-Clark Sales Corporation B.V., Netherlands
Kimberly-Clark Scandinavia ApS, Denmark
Kimberly-Clark Services Asia-Pacific, Australia
Kimberly-Clark Singapore Pte. Ltd., Singapore
Kimberly-Clark Singapore Finance Pte. Ltd., Singapore
*	Kimberly-Clark of South Africa (Pty.) Limited, South Africa
*	Kimberly-Clark Southern Africa (Holdings) (Pty.) Ltd., South Africa
Kimberly-Clark Taiwan, Cayman Islands
Kimberly-Clark Thailand Limited, Thailand
Kimberly-Clark Tissue do Brasil Limitada, Brazil
Kimberly-Clark Trading Limited Liability Company, Hungary
Kimberly-Clark Trading (Malaysia) Sdn. Bdh., Malaysia
Kimberly-Clark Treasury Asia-Pacific, Australia
Kimberly-Clark U.K. Operations Limited, United Kingdom
Kimberly-Clark Ukraine LLC, Ukraine
*	Kimberly-Clark Venezuela, C.A., Venezuela

Kimberly-Clark Ventures, LLC, Delaware
Kimberly-Clark Vietnam Limited, Vietnam
Kimberly-Clark West Indies Finance Company, Cayman Islands
Kimberly-Clark Worldwide Australia Holdings Pty. Limited, Australia
Kimberly-Clark Worldwide Taiwan Investment Ltd., Taiwan, Republic of China
Kimberly-Clark Worldwide, Inc., Delaware
Kimberly-Clark Worldwide, LLC, Delaware
*	Kimberly-Clark Zimbabwe (Private) Limited, South Africa
*	KIMNICA, S.A., Nicaragua
Klabin Kimberly S.A., Brazil
*	KS&J Industria e Comercio Ltda., Brazil
La Ada de Acuna, S.A. de C.V., Mexico
La Compania Que Innova, S.A. de C.V., Mexico
*	Larrylind Land Corporation (Pty.) Limited, South Africa
*	Leslie D. Frankel (Pty.) Limited, South Africa
*	Manlak Investments (Pty.) Limited, South Africa
Mimo Brasil Limitada, Brazil
Mimo Uraguay S.A., Uraguay
Minnetonka Limitada, Brazil
Minnetonka Overseas Investments Limited, Cayman Islands
*	Molett Marketing Limited, Israel
Montrose Holding Limited, South Africa
*	Mountain Tree Farm Company, Washington
*	Neenah and Menasha Water Power Company, Wisconsin
Northfleet Terminal Limited, United Kingdom
Nueva Arizona, S.A., Argentina
*	Ovisan Syhhi Bez Sanay Ve Ticaret a.s., Turkey
PLS Holdings LLC, Delaware
*	Papeles Absorbentes, S.A., Guatemala
*	Papeles del Cauca S.A., Colombia
Portola S.L., Spain
P.T. Kimberly-Lever Indonesia, Indonesia
*	Rakefet Marketing & Trading Services Ltd., Israel
Ridgeway Insurance Company Limited, Bermuda
*	S.A. Paper Processing (1956) (Pty.) Limited, South Africa
Safeskin (B.V.I.) Limited, British Virgin Islands
Safeskin (U.K.) Limited, United Kingdom
Safeskin Corporation, Florida
Safeskin Corporation (Thailand) Limited, Thailand
Safeskin Industries (Thailand) Limited, Thailand
Safeskin Latex (Thailand) Limited, Thailand
Safeskin Medical & Scientific (Thailand) Limited, Thailand
Safeskin Scientific Corporation (Malaysia) Sdn. Bhd., Malaysia
Scott CB Holding Company, Delaware
Scott S.A., France
Scott Executive Pension Trustees Limited, United Kingdom

Scott Paper Company, Delaware
*	Scott Paper Co. de Costa Rica S.A., Costa Rica
*	Scott Paper Co. Honduras S.A. de C.V., Honduras
Scott Paper Eastern China Inc., Delaware
Scott Paper Overseas Finance Ltd., Cayman Islands
Scott Trading Ltd., Thailand
Servicios Papeleros Centroamericanos, S.A., El Salvador
*	Shikma Improvement of Individual Life Limited, Israel
S-K Corporation, Taiwan
Syzygy, Inc., Delaware
Taiwan Scott Paper Corporation, Taiwan
Tawneydown-ALFA GmbH (Inactive), German
Texas Company Building, L.P., Texas
TELA-Kimberly Deutschland GmbH, Germany
TELA-Kimberly Switzerland GmbH, Switzerland
Three Rivers Timber Company, Washington
Triscorp Limited Partnership, United Kingdom
*	YuHan-Kimberly, Limited, Korea

*	Indicates a company that is not wholly owned directly or indirectly by the Corporation.